Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and the accompanying notes (the “pro forma financial information”) are presented to illustrate the effects of the accounting for the Merger.

The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the historical consolidated balance sheets of CVBF and Heritage as of such date and reflects adjustments that depict the accounting for the Merger required by GAAP (the “pro forma balance sheet transaction accounting adjustments”). Also, the unaudited pro forma condensed combined statements of income for the year ended December 31, 2025 combine the historical consolidated statements of income of CVBF and Heritage for the same periods assuming the Merger closed on January 1, 2025 (the “pro forma income statement transaction accounting adjustments”). We refer to pro forma balance sheet transaction accounting adjustments and the pro forma income statement transaction accounting adjustments collectively as the “transaction accounting adjustments.”

The unaudited pro forma financial information and related notes are based on and should be read in conjunction with the separate historical financial statements and notes thereto included in each of CVBF’s and Heritage’s SEC filings, including:

•
the historical audited consolidated financial statements of CVBF and accompanying notes included in CVBF’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026; and
•
the historical audited consolidated financial statements of Heritage and accompanying notes included in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 9, 2026 and incorporated by reference into this Amendment to Form 8-K under Exhibit 99.1.

The unaudited pro forma financial information is provided for illustrative information purposes only. The unaudited pro forma financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future.

Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, reflects adjustments that depict the accounting for the Merger required by GAAP.

	December 31, 2025
	CVB Financial Corp.	Heritage Commerce Corp.	Pro forma		Pro forma
(Dollars in thousands)	Historical	Historical	Adjustments	Notes	Combined
Assets
Cash and due from banks	$107,511	$21,682	$(1,645)	L	$127,548
Interest-earning balances due from Federal Reserve and other financial institutions	281,942	625,346	(75,000)	A	832,288
Total cash and cash equivalents	389,453	647,028	(76,645)		959,836
Investment securities available-for-sale, at fair value	2,683,070	592,958	347,290	B	3,623,318
Investment securities held-to-maturity, at amortized cost	2,270,391	529,711	(63,944)	C	2,736,158
Total investment securities	4,953,461	1,122,669	283,346		6,359,476
Federal Home Loan Bank ("FHLB"), Federal Reserve Bank ("FRB") stock and other investments, at cost	55,948	32,568	-		88,516
Loans and lease finance receivables, amortized cost	8,699,193	3,654,382	(499,352)	D	11,854,223
Allowance for credit losses	(77,161)	(49,999)	13,334	E	(113,826)
Net loans and lease finance receivables	8,622,032	3,604,383	(486,018)		11,740,397
Premises and equipment, net	26,505	9,213	(1,700)	F	34,018
Bank owned life insurance	325,299	83,423	-		408,722
Accrued interest receivable	46,723	16,379	-		63,102
Intangibles	5,774	4,625	119,436	G	129,835
Goodwill	765,822	167,631	152,532	H	1,085,985
Income taxes	174,169	26,730	84,421	I	285,320
Other assets	265,868	50,048	-		315,916
Total assets	$15,631,054	$5,764,697	$75,372		$21,471,123

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$6,800,691	$1,308,737	$-		$8,109,428
Interest-bearing	5,271,291	3,594,349	750	J	8,866,390
Total deposits	12,071,982	4,903,086	750		16,975,818
Customer repurchase agreements	490,601	-	-		490,601
Other borrowings	500,000	-	-		500,000
Deferred compensation	22,318	2,162	-		24,480
Junior subordinated debentures	-	39,805	(2,200)	K	37,605
Accrued interest payable	4,770	5,746	-		10,516
Other liabilities	246,159	105,332	-		351,491
Total liabilities	13,335,830	5,056,131	(1,450)		18,390,511
Commitments and Contingencies
Stockholders' Equity
Common stock	1,222,365	509,611	334,112	L	2,066,088
Retained earnings	1,300,513	203,675	(262,010)	M	1,242,178
Accumulated other comprehensive (loss) income, net of tax	(227,654)	(4,720)	4,720	N	(227,654)
Total stockholders' equity	2,295,224	708,566	76,822		3,080,612
Total liabilities and stockholders' equity	$15,631,054	$5,764,697	$75,372		$21,471,123

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

The unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2025, reflects adjustments that depict the effects of the pro forma balance transaction accounting adjustments assuming those adjustments were made on January 1, 2025.

Exhibit 99.2

	Year Ended December 31, 2025
	CVB Financial Corp.	Heritage Commerce Corp	Pro forma		Pro forma
(Dollars in thousands)	Historical	Historical	Adjustments	Notes	Combined
Interest income:
Loans and leases, including fees	$446,156	$196,823	$11,804	P	$654,783
Interest and dividends on investment securities and interest-bearing deposits	147,145	60,176	27,447	O , Q	234,768
Total interest income	593,301	256,999	39,251		889,551
Interest expense:
Deposits	101,294	69,472	(750)	R	170,016
Borrowings and customer repurchase agreements	30,317	-	-		30,317
Subordinated debt	-	2,152	2,200	S	4,352
Other	1,403	-	-		1,403
Total interest expense	133,014	71,624	1,450		206,088
Net interest income before provision for (recapture of) credit losses	460,287	185,375	37,801		683,463
Provision for (recapture of) credit losses	(3,500)	1,816	22,757	T	21,073
Net interest income after provision for (recapture of) credit losses	463,787	183,559	15,044		662,390
Noninterest income:
Service charges on deposit accounts and bankcard services	22,167	3,688	-		25,855
Trust and investment services	15,033	-	-		15,033
BOLI income	11,467	2,213	-		13,680
Servicing Income	-	302	-		302
Loss on sale of AFS investment securities	(10,970)	-	-		(10,970)
Gain on sale of SBA Loans	-	215	-		215
Gain on OREO, net	2,296	-	-		2,296
Other	15,178	5,671	-		20,849
Total noninterest income	55,171	12,089	-		67,260
Noninterest expense:
Salaries and employee benefits	144,457	66,537	-		210,994
Occupancy and equipment	23,819	9,944	(113)	V	33,650
Professional services	9,248	6,233	-		15,481
Computer software expense	17,148	-	-		17,148
Marketing and promotion	6,882	-	-		6,882
Amortization of intangible assets	4,193	-	18,766	U	22,959
Acquisition related expenses	1,556	-	43,000	W	44,556
Provision for (recapture of) unfunded loan commitments	2,000	-	-		2,000
Other	27,962	45,145	(43,000)	X	30,107
Total noninterest expense	237,265	127,859	18,653		383,777
Earnings before income taxes	281,693	67,789	(3,609)		345,873
Income taxes	72,395	19,959	12,501	Y	104,855
Net earnings	$209,298	$47,830	$(16,110)		$241,018

Earnings per common share:

Basic earnings per common share	$1.52	$0.78			$1.36
Diluted earnings per common share	$1.52	$0.78			$1.36

Weighted Average number of common shares outstanding (thousands)
Basic	136,757	61,408	(20,609)	Z	177,556
Diluted	137,050	61,702	(20,903)	Z	177,849

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentation

The unaudited pro forma financial information and explanatory notes have been prepared in accordance with Article 11 of Regulation S-X to illustrate the effects of the Merger under the acquisition method of accounting in Accounting Codification Standards 805, Business Combinations (ASC 805) with CVBF treated as the accounting acquirer. Under the acquisition method of accounting, the

Exhibit 99.2

assets and liabilities of Heritage (as the accounting acquiree) will be recorded mostly at their respective fair values, as of the effective date of the Merger. The excess of the consideration transferred over fair value of Heritage’s net assets acquired will be recorded as goodwill. In addition, Merger-related costs incurred by CVBF, the accounting acquirer, are accounted for as expenses in the periods in which the costs are incurred and the services received.

Certain reclassifications will be made to align Heritage’s historical financial statement presentation with that of CVBF. The accounting policies of both CVBF and Heritage are currently under review, and CVBF and Heritage have not identified all adjustments necessary to conform the respective accounting policies into a single accounting policy. As a result of that review, differences could be identified between the accounting policies of the two companies that, when aligned, could have a material impact on CVBF’s financial information.

The transaction accounting adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary transaction accounting adjustments have been made solely for the purpose of providing the unaudited financial information. The transaction accounting adjustments are based upon available information and certain assumptions considered reasonable and may be revised as additional information becomes available.

Note 2—Preliminary Consideration Transferred and Allocation of Consideration Transferred

The transaction accounting adjustments depict the accounting for the Merger, including the determination of the fair value of preliminary consideration transferred and allocation of the preliminary consideration to assets acquired and liabilities assumed. The impact of cash settlement of Heritage options and the replacement of the outstanding and unvested Heritage Restricted Stock Units (“RSUs”) and Heritage performance awards with CVBF RSUs and CVBF RSU awards, respectively, on the consideration transferred is immaterial and have been excluded for the purpose of this pro forma. The excess of the consideration transferred over the fair value of assets acquired and liabilities assumed is reflected as goodwill.

Refer to the table below for the preliminary calculation of estimated merger consideration transferred:

Share Consideration: ($ and shares in thousands)	Amount
Shares of Heritage common stock outstanding as of April 17, 2026	62,117
Shares of Heritage restricted stock units outstanding as of April 17, 2026	651
Total Heritage shares of common stock as of April 17, 2026	62,768
Exchange Ratio	0.65
Number of shares of CVBF common stock to be issued to Heritage shareholders	40,799
CVBF share price as of April 17,2026	$20.68
Preliminary fair value of estimated merger consideration transferred	$843,723

(1)
Represents an estimate of Heritage’s outstanding restricted stock units and dividend equivalents expected to be converted to CVBF common stock based on preliminary analysis of the vesting schedule.
(2)
Amounts have been rounded to nearest thousands and may differ by immaterial amounts.

The actual consideration transferred is based upon the completion of the Merger and would be determined based on the closing price of CVBF common stock on the closing date and the number of issued and outstanding shares of Heritage common stock as of immediately prior to the effective time. Actual consideration transferred may differ from the amounts reflected in the unaudited pro forma financial information, and the differences may be material.

The actual determination of the fair value of Heritage’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase price as compared with the information shown in the unaudited pro forma financial information may change the amount of the total purchase price allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The actual purchase price allocation may be materially different than the preliminary purchase price allocation presented in the unaudited pro forma financial information.

The following table sets forth a preliminary allocation of the estimated merger consideration transferred to the fair value of the identified tangible and intangible assets and liabilities assumed of Heritage using Heritage’s consolidated balance sheet as of December 31, 2025:

(in thousands)	December 31, 2025
Fair Value consideration paid to Heritage shareholders
Cash paid	$ 1,645
Fair value of common shares issued and exchanged	843,723

Exhibit 99.2

Preliminary fair value of estimated merger consideration		$ 845,368
Fair Value of Assets Acquired:
Total cash and cash equivalents	$ 647,028
Investment securities available-for-sale	592,958
Investment securities held-to-maturity	465,767
FHLB, FRB stock and other investments	32,568
Loans	3,488,413
Premises and equipment	7,513
Bank owned life insurance	83,423
Other assets	66,426
Other intangible assets	124,061
Deferred tax asset, net	71,729
Total assets acquired	$ 5,579,886
Fair Value of Liabilities Assumed:
Deposits	$ 4,903,836
Subordinated debt	37,605
Other liabilities	113,240
Total liabilities assumed	$ 5,054,681
Net assets acquired		525,205
Preliminary proforma goodwill		$ 320,163

Note 3 —Transaction Accounting Adjustments

The following transaction accounting adjustments have been reflected in the unaudited pro forma financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

Balance Sheet

(Dollars in thousands)		December 31, 2025
A	Adjustment to cash and cash equivalents

Reflect cash paid for expenses to be incurred related to the merger, including change-in-control agreements, severance and retention awards, investment banking fees, legal and other professional services, and contract terminations

$ (75,000)
B	Adjustment to investment securities, available for sale
	To reflect the purchase of AFS securities with the proceeds of the sale of Heritage Single Family Residential Loans (“SFR”) loans	$ 347,290
C	Adjustment to investment securities, held to maturity
	To reflect estimated fair value of acquired investment securities	$ (63,944)
D	Adjustments to loans and leases
	To reflect the sale of the SFR loans at book value	$ (416,112)
	To reflect estimated fair value related to acquired loans and leases*	(97,148)
	Net fair value pro forma adjustments	(513,260)
	Gross up of purchase credit deteriorated (“PCD”) loans and leases for credit mark	13,908
$ (499,352)
Fair value adjustments on loans acquired
	PCD loans fair value	$ (42,722)
	Non-PCD loans fair value	(54,426)
	Total fair value adjustment assigned to loans*	$ (97,148)
E	Adjustments to allowance for credit losses
	To reverse Heritage ACL	$ 49,999
	To reflect estimated lifetime credit losses on acquired PCD loans and leases	(13,908)
	To reflect estimated lifetime credit losses on acquired non-PCD loans and leases	(22,757)
$ 13,334
Retained Earnings Impact to non-PCD
	Estimated lifetime credit losses on acquired non-PCD loans and leases	$ (22,757)
	Deferred tax asset	6,727
$ (16,030)
F	Adjustment to premises and equipment, net
	To adjust fair value of building and land	$ (1,700)
G	Adjustment to intangibles, net
	To eliminate Heritage other intangible assets, net.	$ (4,625)
	To record the estimated fair value of acquired identifiable core deposit intangible assets.	124,061

Exhibit 99.2

$ 119,436
H	Adjustment to goodwill
	To eliminate Heritage goodwill at closing date.	$ (167,631)
	To record the goodwill associated with the merger.	320,163
$ 152,532
I	Adjustment to income taxes
	Deferred tax impact of asset and liability adjustments and merger expense	$ 84,421
J	Adjustment interest bearing deposits
	To reflect estimated fair value of time deposits	$ 750
K	Adjustment to subordinated debt
	To reflect estimated fair value of subordinated debt	$ (2,200)
L	Adjustments to common stock
	To eliminate historical Heritage common stock.	$ (509,611)
	To reflect the closing-date fair value of the consideration transferred by CVBF for its interest in Heritage excluding cash of $1,645 was paid in lieu of issuing fractional shares and options outstanding.	843,723
$ 334,112
M	Adjustment to retained earnings
	To eliminate historical Heritage retained earnings.	$ (203,675)
	To adjust for after tax merger expenses.	(58,335)
$ (262,010)
N	Adjustment to accumulated other comprehensive loss
	To eliminate historical Heritage accumulated other comprehensive loss.	$ 4,720

Income Statement

	(dollars in thousands)	Year Ended December 31, 2025
O	Adjustment to interest income on investment securities

To reflect additional interest income for the purchase of investment securities from the proceeds of the sale of SFR loans and estimated straight line accretion for the fair value discount of held-to-maturity investment securities, using a five year average life.

$ 30,185
P	Adjustment to interest income on loans
	To reflect the lost interest income on the sale of SFR loans at close and estimated straight line accretion of fair value discount on non-SFR loans, based on average life of four years.	$ 11,804
Q	Adjustment to interest income on funds on deposit at Federal Reserve
	To reflect the lost interest income on the reduction in reserves at the Federal Reserve.	$ (2,738)
R	Adjustment to interest expense on deposits
	To reflect accretion of fair value premium of time deposits over one year.	$ (750)
S	Adjustment to interest expense on subordinated debentures
	To reflect straight line amortization of fair value discount on subordinated debt over one year.	$ 2,200
T	Adjustment to provision for credit losses
	To record provision for credit losses on Heritage non-purchase credit deteriorated loans.	$ 22,757
U	Adjustment to intangible amortization
	To remove Heritage intangible amortization and reflect amortization of acquired core deposit intangible over 10 years, using the sum-of-the-years-digits method of amortization.	$ 18,766
V	Adjustment to occupancy expense
	To reflect straight line accretion of fair value discount on property and equipment, over 15 years.	$ (113)
W	Adjustment to other expense
	To reflect pre-tax nonrecurring merger related expenses incurred after merger.	$ 43,000
X	Adjustment to other expense
	To reflect estimated expense synergies from combined operations.	$ 43,000
Y	Adjustment to income tax provision
	To reflect the income tax effect of proforma adjustments at the estimated statutory federal and state tax rate of 29.56%	$ 12,501
Z	Adjustments to weighted average number of common shares outstanding—Basic
	To reflect acquisition of Heritage basic common shares.	(61,408)
	To reflect the 40,799 shares of CVBF common stock to be issued in the merger.	40,799
(20,609)
Z	Adjustments to weighted average number of common shares outstanding—Diluted
	To reflect acquisition of Heritage diluted common shares.	(61,702)
	To reflect the 40,799 shares of CVBF common stock to be issued in the merger.	40,799
(20,903)

Note 4 —Transaction Accounting Adjustments - Early Adoption of ASU 2025-08

Exhibit 99.2

On January 1, 2026, CVBF early adopted Accounting Standards Update (ASU) 2025-08, “Financial Instruments - Credit Losses (Topic 326): Purchased Loans” and will record the estimated credit fair value mark related to the non-PCD loans of $22.8 million as a component of the ACL as part of its application of purchase accounting. Accordingly, no additional ACL will be recorded immediately following the consummation of the Merger.

The following transaction accounting adjustments reflect the impact to the unaudited pro forma financial information with the early adoption of (ASU) 2025-08.

Balance Sheet

	December 31, 2025
	CVB Financial Corp.	Heritage Commerce Corp.	Pro forma		Pro forma
(Dollars in thousands)	Historical	Historical	Adjustments	Notes	Combined
Assets
Loans and lease finance receivables, amortized cost	$ 8,699,193	$ 3,654,382	$ (476,595)	1	$ 11,876,980
Allowance for credit losses	(77,161)	(49,999)	13,334	2	$ (113,826)
Net loans and lease finance receivables	$ 8,622,032	$ 3,604,383	$ (463,261)		$ 11,763,154

	(Dollars in thousands)	December 31, 2025
1	Adjustments to loans and leases
	To reflect the sale of the SFR loans at book value	$ (416,112)
	To reflect estimated fair value related to acquired loans and leases	(60,483)
$ (476,595)

2	Adjustments to allowance for credit losses
	To reverse Heritage ACL	$ 49,999
	To reflect estimated lifetime credit losses on acquired loans and leases	(36,665)
$ 13,334

Income Statement

	December 31, 2025
	CVB Financial Corp.	Heritage Commerce Corp.	Pro forma		Pro forma
(Dollars in thousands)	Historical	Historical	Adjustments	Notes	Combined
Interest income:
Loans and leases, including fees	$ 446,156	$ 196,823	$ 2,637	3	$ 645,616
Provision for (recapture of) credit losses	(3,500)	1,816	—		$ (1,684)

	(Dollars in thousands)	Year Ended December 31, 2025
3	Adjustment to interest income on loans
	To reflect the lost interest income on the sale of SFR loans at close and estimated straight line accretion of fair value discount on non-SFR loans based on average life of four years.	$ 2,637